Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283308

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 25, 2024)

1,193,521 Shares

Solaris Energy Infrastructure, Inc.

Class A Common Stock

This prospectus supplement relates to the offer and short sale of 1,193,521 shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), by Morgan Stanley & Co. LLC and Santander US Capital Markets LLC (collectively, the “Underwriters”), each acting severally on behalf of itself and/or its affiliates, to facilitate hedging transactions by certain investors (“Convertible Arbitrage Investors”) subscribing for our 4.75% convertible senior notes due 2030 (the “Notes”) in a concurrent notes offering (the “Concurrent Notes Offering”), as described below.

The number of shares of Class A common stock subject to this offering is expected to be no greater than commercially reasonable initial short positions of the Convertible Arbitrage Investors being established to facilitate their market risk hedging with respect to the Notes they acquire. We have been advised that the shares of Class A common stock sold by each Underwriter in this offering will be borrowed from non-affiliate third parties and will be: (x) purchased by an Underwriter from certain Convertible Arbitrage Investors who have sold them short to such Underwriter in connection with the Concurrent Notes Offering and/or (y) sold short by the Underwriters to facilitate concurrent privately negotiated transactions between one of the Underwriters (or affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Class A common stock through a derivative, in an equivalent notional amount, in each case, with a view for the Underwriters to initially offer the shares of our Class A common stock to the public at a price of $19.55 per share of our Class A common stock and to subsequently offer the shares of our Class A common stock for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices. For further details, see “Summary—The Offering.”

We will not receive any proceeds from the sales by the Underwriters in this offering. No new shares of Class A common stock will be issued in this offering. You should read this prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus supplement, carefully before you invest.

Concurrently with this offering, we are offering Notes in an aggregate principal amount of $135,000,000, plus up to an additional $20,000,000 aggregate principal amount of Notes that the underwriters of the Concurrent Notes Offering have the option to purchase from us. The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement and accompanying base prospectus (and not pursuant to this prospectus supplement nor the accompanying base prospectus) The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Class A common stock, if any, issuable upon conversion of the Notes, we are offering in the Concurrent Notes Offering.

We will pay the Underwriters a fee of $0.3910 per share for the shares of our Class A common stock sold by them in this offering. See “Underwriting” for a description of the compensation payable to the Underwriters.

Unless otherwise stated or the context otherwise indicates, all references to “we,” “us,” “our,” and the “Company” or similar expressions refer to Solaris Energy Infrastructure, Inc. and its subsidiaries. Our Class A common stock is listed on the New York Stock Exchange under the symbol “SEI.” The last reported sales price of our Class A common stock on the New York Stock Exchange on April 30, 2025 was $21.14 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 2 of the accompanying base prospectus for a discussion of certain risks that you should consider in connection with an investment in our shares of Class A common stock.

The Underwriters expect to deliver the shares of Class A common stock sold in this offering in book-entry form through the Depository Trust Company on or about May 2, 2025.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Book-Running Managers

Morgan Stanley	Santander

The date of this prospectus supplement is May 1, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS DATED NOVEMBER 25, 2024

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus The second part contains an accompanying primary base prospectus relating to sales of shares of Class A common stock and other securities by Solaris Energy Infrastructure, Inc. and gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectuses,” we are referring to this prospectus supplement and the accompanying base prospectus combined. Unless otherwise indicated, capitalized terms used but not defined herein have the meaning assigned to them in the registration statement of which this prospectus supplement forms a part. You should read the entire prospectus supplement, as well as the accompanying base prospectus and the documents incorporated by reference that are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus or documents incorporated by reference herein or therein.

You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prepared by us or on behalf of us or to which we have

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referred you. Neither we, the Underwriters nor any of our or their representatives have authorized any other person to provide you with information different from that included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Underwriters are making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus supplement, and the information in the accompanying base prospectus or contained in any document incorporated by reference is accurate only as of the date of such prospectus or document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to and does not imply a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties and assumptions. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “could,” “may,” “continue,” “predict,” “potential,” “plan,” “will,” “should” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, management changes, current and potential future long-term contracts, our capital programs and our future business and financial performance. In addition, our forward-looking statements address the various risks and uncertainties associated with extraordinary market environments and the expected impact on our businesses, results of operations and earnings.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•

the level of domestic spending and access to capital markets which we serve, namely (i) power generation and (ii) the oil and natural gas industry and uncertainty regarding the future actions of oil producers, including the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia and the actions taken to set, maintain or cut production levels;

•	changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, and the impact of such policies on us, our customers and the global economic environment;

•	the success of the Stateline joint venture (as defined herein) and its impact on the financial condition and results of operations of our Solaris Power Solutions segment;

•	the terms and completion of the Concurrent Notes Offering;

•	the effect of the hedging activities related to the Concurrent Notes Offering on the market price of our shares of Class A common stock;

•

developments and uncertainty in the global economy and the resulting impacts to the demand and supply for power generation or crude oil and natural gas or volatility of the prices for such projects, and therefore the demand for the services we provide and the commercial opportunities available to us;

•

geopolitical risks, including the war between Russia and Ukraine, the Israel and Hamas conflict and continued hostilities in the Middle East which could each affect the stability and continued recovery of oil and gas markets;

•	uncertainty regarding methods by which the growing demand for power generation will be met in both the short and long term;

•	consolidation amongst current or potential customers that could affect demand for our products and services;

•

inflationary risks, increased interest rates, central bank policy, bank failures and associated liquidity risks and supply chain constraints, including changes in market price and availability of materials and labor;

•	significant changes in the transportation industries or fluctuations in transportation costs or the availability or reliability of transportation that service our business;

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•	large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

•

epidemics or pandemics, including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to pandemics and their impact on commodity prices, supply and demand considerations and storage capacity;

•	technological advancements in well completion technologies and our ability to expand our product and service offerings;

•	competitive conditions in our industry;

•	inability to fully protect our intellectual property rights;

•	actions taken by our customers, competitors and third-party operators;

•	changes in the availability and cost of capital;

•	our ability to successfully implement our business strategy;

•	increases in tax rates or the enactment of taxes that specifically impact exploration and production related operations resulting in an increase in the amount of taxes owed by us;

•	cyber-attacks targeting systems and infrastructure used by the power generation and oil and natural gas industries;

•

the effects of future and pending litigation, including a federal securities lawsuit styled Stephen Pirello v. Solaris Energy Infrastructure, Inc., et al., Case No. 4:25-cv-01455, filed in the United States District Court for the Southern District of Texas;

•	the effects of future litigation;

•	credit markets;

•	business acquisitions, including the MER Acquisition (as defined herein);

•	natural or man-made disasters and other external events that may disrupt our manufacturing operations;

•	environmental and climate change regulations and policies, and the impact of such regulations and policies on us and our customers;

•	the timing of regulatory proceedings and approvals, and the impact of such proceedings and approvals on us and our customers;

•	health, safety and environmental risks;

•	uncertainty regarding our future operating results;

•	plans, objectives, expectations and intentions contained in this prospectus supplement that are not historical; and

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other risks and uncertainties, including those described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), as supplemented by our Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date of this prospectus supplement. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, this prospectus and in our other filings with the SEC, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

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SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing in our Class A common stock. You should read and carefully consider this entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein before making an investment decision, especially the information presented under the heading “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our consolidated financial statements and the accompanying notes incorporated by reference herein.

Unless otherwise stated or the context otherwise indicates, all references in this prospectus to the “Company,” “Solaris,” “we,” “us” and “our” refer to Solaris Energy Infrastructure, Inc. and its consolidated subsidiaries, including Solaris Energy Infrastructure, LLC (“Solaris LLC”), our operating subsidiary.

Our Company

We provide mobile and scalable equipment-based solutions for use in distributed power generation as well as the management of raw materials used in the completion of oil and natural gas wells. Headquartered in Houston, Texas, Solaris serves multiple U.S. end markets, including energy, data centers, and other commercial and industrial sectors. Solaris delivers these offerings through its Solaris Power Solutions and Solaris Logistics Solutions business segments.

Solaris Power Solutions, recently established following the acquisition of Mobile Energy Rentals LLC (“MER”), provides mobile power generation solutions through equipment lease arrangements. On September 11, 2024, Solaris, through its subsidiary Solaris LLC, completed the acquisition of MER (the “MER Acquisition”). MER operates throughout the United States, providing configurable sets of primarily natural gas-powered mobile turbines and ancillary equipment to energy, data center, and other commercial and industrial end-markets. This acquisition provided Solaris entry into the large and growing distributed power solutions market, both enhancing our position as a mobile equipment and logistics solution provider to the oil and gas industry and also diversifying our end market exposure.

Solaris Logistics Solutions designs and manufactures specialized equipment, which combined with field technician support, last mile and mobilization logistics services and software solutions, enables the Company to provide a service offering that helps oil and natural gas operators and their suppliers drive efficiencies that reduce operational footprint and costs during the completion phase of well development. The Company services most active oil and natural gas basins in the United States.

Recent Developments

Stateline Power Joint Venture

On April 28, 2025, we announced the formation of Stateline Power, LLC (“Stateline”), a joint venture between Solaris Power Solutions Stateline, LLC , a wholly owned subsidiary of Solaris LLC (“Stateline Power Solutions”), and CTC Property LLC (“CTC”), an affiliate of an industry leader in the evolving artificial intelligence computing space for which Stateline will provide off-grid power for their newest data center campus. In exchange for approximately 50.1% equity interest in Stateline, we contributed non-cash assets and pre-funded expenses valued at approximately $86.4 million, CTC contributed approximately $86 million in cash for the remaining 49.9% equity interest in Stateline.

Concurrently with the formation of the joint venture, Stateline entered into (i) a management agreement with our subsidiary Solaris Power Solutions Stateline Operating, LLC (“Stateline Operator”), under which Stateline Operator will operate the day-to-day business of Stateline and provide related administrative services (the “Management Agreement”), and (ii) a master equipment rental agreement with CTC, under which Stateline will rent to CTC certain turbines and related equipment and accessories that will be used to power the data center facilities.

Under the terms of Stateline’s amended and restated limited liability company agreement, dated April 28, 2025 (the “Stateline LLCA”), Stateline is governed by a board (the “Stateline Board”) initially comprised of four members, two designated by Stateline Power Solutions and two designated by CTC. Each party will retain its director designation right until its ownership interest in Stateline falls below 20% of the outstanding equity interests in Stateline, subject to certain exceptions. In general, except as delegated to the Stateline Operator pursuant to the Stateline LLCA and Management Agreement, Stateline cannot take any action without prior approval of the majority of the Stateline Board.

Term Loan and Revolving Credit Facility Amendments

On April 28, 2025, we entered into (i) the second amendment (the “Term Loan Amendment”) to our senior secured term loan agreement (the “Term Loan Agreement”) with Banco Santander, S.A. New York Branch, as administrative agent, and Silver Point Finance, LLC, as collateral agent, and the lenders party thereto and (ii) the second amendment (the “Revolver Amendment”) to our loan, security, and guaranty agreement (the “Revolving Credit Facility”) with Bank of America, N.A. as agent and the lenders party thereto. The Term Loan Amendment and the Revolver Amendment permit, among other things, the entry of Stateline Power Solutions into the Stateline joint venture and the issuance of the Notes offered in the Concurrent Notes Offering (as defined below).

Concurrent Notes Offering

Concurrently with this offering, we are offering in a separate transaction 4.75% convertible senior notes due 2030 (the “Notes”), in an aggregate principal amount of $135.0 million, plus up to an additional $20.0 million aggregate principal amount of Notes (the “Concurrent Notes Offering”) that the underwriters of the Concurrent Notes Offering have the option to purchase from us. The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement and accompanying base prospectus (and not pursuant to this prospectus supplement nor the accompanying base prospectus) Neither this prospectus supplement nor the accompanying base prospectus is an offer with respect to the Notes. The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Class A common stock, if any, issuable upon conversion of the Notes, we are offering in the Concurrent Notes Offering. See the section entitled “The Concurrent Notes Offering” for additional information.

Principal Executive Offices and Internet Address

Our principal executive offices are located at 9651 Katy Freeway, Suite 300, Houston, Texas 77024, and our telephone number is (281) 501-3070. Our website address is www.solaris-energy.com. Our periodic reports and other information filed with or furnished to the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

THE OFFERING

Issuer	Solaris Energy Infrastructure, Inc., a Delaware corporation.

Securities Offered	The Underwriters are offering and selling short 1,193,521 shares of Class A common stock, $0.01 par value per share, of Solaris Energy Infrastructure, Inc. to facilitate hedging transactions by certain investors (the “Convertible Arbitrage Investors”) subscribing for our 4.75% convertible senior notes due 2030 (the “Notes”) in the Concurrent Notes Offering described below. No new shares of Class A common stock will be issued in this offering.

The number of shares of our Class A common stock subject to this offering will depend on what portion of Convertible Arbitrage Investors desire to hedge their investment in the Notes, and is expected to be no greater than commercially reasonable initial short positions of the Convertible Arbitrage Investors in the Notes which are being established to facilitate their market risk hedging with respect to the Notes they acquire in the Concurrent Notes Offering. We have been advised that the shares of Class A common stock sold by each Underwriter in this offering will be borrowed from non-affiliate third parties and will be: (x) purchased by an Underwriter from certain Convertible Arbitrage Investors who have sold them short to such Underwriter in connection with the Concurrent Notes Offering and/or (y) sold short by the Underwriters to facilitate concurrent privately negotiated transactions between one of the Underwriters (or its affiliates) and certain Convertible Arbitrage Investors seeking a short exposure to shares of our Class A common stock through a derivative, in an equivalent notional amount.

Listing Symbol	SEI.

Initial Public Offering Price per share of Class A common stock	$19.55.

Concurrent Notes Offering	Concurrently with this offering, we are offering 4.75% convertible senior notes due 2030 in an aggregate principal amount of $135.0 million, plus up to an additional $20.0 million aggregate principal amount of Notes that the underwriters in the Concurrent Notes Offering have the option to purchase from us.

We estimate that the net proceeds to us from the Concurrent Notes Offering, if it is consummated, will be approximately $129.0 million (or approximately $148.4 million if the underwriters in the Concurrent Notes Offering fully exercise their option to purchase additional Notes), after deducting the underwriters’ discounts and commissions and our estimated offering expenses. We expect to use the net proceeds of the Concurrent Notes Offering to purchase from Solaris LLC, our operating subsidiary, a subordinated note to be issued by Solaris LLC with substantially similar economic terms as the Notes, and Solaris LLC expects to use such net proceeds to fund growth capital for additional power generation equipment, including new natural gas turbines and complementary “balance of plant” electrical equipment, to support customer activity. If the underwriters in the Concurrent Notes Offering exercise their option to purchase additional Notes, then we intend to transfer the additional net proceeds to Solaris LLC in exchange for an increase to the note it previously issued to us.

The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement and accompanying base prospectus (and not pursuant to this prospectus supplement nor the accompanying base prospectus). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Class A common stock, if any, issuable upon conversion of the Notes, we are offering in the Concurrent Notes Offering. See “The Concurrent Notes Offering” for additional information.

Use of Proceeds	We will not receive any proceeds from the short sale of the shares of our Class A common stock by the Underwriters in this offering. Please see “Use of Proceeds.” No new shares of Class A common stock will be offered in this offering.

Underwriting	The Underwriters for this offering, Morgan Stanley & Co. LLC and Santander US Capital Markets LLC, each acting severally on behalf of itself and/or its affiliates, are offering and selling short 1,193,521 shares of our Class A common stock to facilitate hedging transactions by certain Convertible Arbitrage Investors subscribing for the Notes.

The number of shares of Class A common stock subject to this offering is expected to be no greater than commercially reasonable initial short positions of the Convertible Arbitrage Investors being established to facilitate their market risk hedging with respect to the Notes they acquire in the Concurrent Notes Offering. We have been advised that the shares of Class A common stock sold by each Underwriter in this offering will be borrowed from non-affiliate third parties, and will be: (x) purchased by an Underwriter from certain Convertible Arbitrage Investors who have sold them short to such Underwriter in connection with the Concurrent Notes Offering and/or (y) sold short by the Underwriters to facilitate concurrent privately negotiated transactions between one of the Underwriters (or its affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to our shares of Class A common stock through a derivative, in an equivalent notional amount, in each case, with a view for the Underwriters to initially offer the shares of our Class A common stock to the public at a price of $19.55 per share of our Class A common stock and to subsequently offer the shares of our Class A common stock for sale in one or more transactions on the New York

Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” for additional information.

Risk Factors	You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 6 and all other information set forth in this prospectus before deciding to invest in our Class A common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, together with all of the other information included in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A common stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus supplement, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

The offer and sale of our shares of Class A common stock in this offering, which such offer and sale are being executed to facilitate the initial hedging transactions by the Convertible Arbitrage Investors subscribing for our Notes in the Concurrent Notes Offering, may have a negative effect on the market price of our Class A common stock.

In connection with the Concurrent Notes Offering, 1,193,521 shares of our Class A common stock are being offered by the Underwriters, each acting severally on behalf of itself and/or its affiliates pursuant to this prospectus supplement to facilitate hedging transactions by the Convertible Arbitrage Investors subscribing for our Notes. We have been advised that the shares of Class A common stock sold by each Underwriter in this offering will be borrowed from non-affiliate third parties, and will be: (x) purchased by an Underwriter from certain Convertible Arbitrage Investors who have sold them short to such Underwriter in connection with the Concurrent Notes Offering and/or (y) sold short by the Underwriters to facilitate concurrent privately negotiated transactions between one of the Underwriters (or its affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to our shares of Class A common stock through a derivative.

The number of shares of our Class A common stock subject to this offering will depend on what portion of Convertible Arbitrage Investors desire to hedge their investment in the Notes, and is expected to be no greater than commercially reasonable initial short positions of the Convertible Arbitrage Investors in the Notes which are being established to facilitate their market risk hedging with respect to the Notes they acquire in the Concurrent Notes Offering. It is possible, however, that investors in the Notes in the Concurrent Notes Offering may short sell additional shares of our Class A common stock shortly after the pricing of this offering. Such additional sales could have the effect of causing the market price of our shares of Class A common stock to be lower than it would have been absent such selling.

In addition, a portion of the shares of our Class A common stock sold short by the Underwriters in this offering will be sold to facilitate concurrent privately negotiated transactions between one of the Underwriters (or its affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Class A common stock through a derivative. Such Underwriter (or its affiliates) acting as dealer on such privately negotiated transactions may modify, enter into or unwind additional privately negotiated transactions (including derivative transactions) and/or purchase or sell shares of our Class A common stock or other securities of ours in secondary market transactions at any time following the pricing of the Concurrent Notes Offering. For example, in connection with any cash settlement of any such derivative transaction, the dealer may purchase shares of our Class A common stock and Convertible Arbitrage Investors may sell shares of our Class A common stock, which could affect the trading price of our Class A common stock at the time. This offering and any privately negotiated transactions relating to our Class A common stock, including derivatives with one of the Underwriters or its affiliates could cause more sales of our Class A common stock while the Notes are outstanding than there would have been otherwise had we not consummated this offering.

Risks Related to the Concurrent Notes Offering

The issuance of shares of our Class A common stock upon conversion of Notes will dilute the ownership interests of our stockholders and could depress the trading price of our Class A common stock.

Upon conversion of the Notes being offered in the Concurrent Notes Offering, we will satisfy part or all of our conversion obligations in shares of our Class A common stock, unless we elect to settle conversions solely in cash. The issuance of shares of our Class A common stock upon conversion of the Notes will dilute the ownership interests of our stockholders, which could depress the trading price of our Class A common stock. In addition, the market’s expectation that conversions may occur could depress the trading price of our Class A common stock even in the absence of actual conversions. Moreover, the expectation of conversions could encourage the short selling of our Class A common stock, which could place further downward pressure on the trading price of our Class A common stock.

Hedging activity by investors in the Concurrent Notes Offering could depress the trading price of our Class A common stock.

While this offering is expected to initially facilitate the establishment of short positions in our Class A common stock by certain Convertible Arbitrage Investors to hedge the market risk of their investments in the Notes concurrently with, or shortly, after the pricing of the Concurrent Notes Offering, neither we nor any Underwriter will control any transactions that investors in the Notes may enter into at any time, including purchases and sales of our Class A common stock. We expect that many investors in the Notes being offered in the Concurrent Notes Offering, including potential purchasers of the Notes following the Concurrent Notes Offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our Class A common stock and adjust their short position over time while they continue to hold the convertible notes. Investors may also implement this type of strategy by entering into swaps on our Class A common stock in lieu of, or in addition to, short selling shares of our Class A common stock. This market activity, or the market’s perception that it will occur, could depress the trading price of our Class A common stock.

Provisions in the indenture that will govern the Notes in the Concurrent Notes Offering could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the Notes and the indenture that will govern the Notes in the Concurrent Notes Offering (the “indenture”) could make a third party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a “fundamental change” (which will be defined in the indenture that will govern the Notes to include certain change of control events and the delisting of shares of our Class A common stock), then, investors of the Notes in the Concurrent Notes Offering will have the right to require us to repurchase their convertible Notes for cash. In addition, if a takeover constitutes a “make-whole fundamental change” (which will be defined in the indenture to include, among other events, fundamental changes and certain additional business combination transactions), then we may be required to temporarily increase the conversion rate for the Notes. In either case, and in other cases, our obligations under the Notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that holders of our Class A common stock may view as favorable.

We may be unable to raise the funds necessary to repurchase the Notes being offered in the Concurrent Notes Offering for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the Notes, and our other indebtedness limits our ability to repurchase the Notes or to pay any cash amounts due upon their maturity or conversion.

Investors in the Notes may, subject to a limited exception, require us to repurchase their Notes following a “fundamental change” (which will be defined in the indenture to include certain change-of-control events and the delisting of shares of our Class A common stock) at a cash repurchase price generally equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any. In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless elect to settle conversions solely in shares of our Class A common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the Notes or pay any cash amounts due upon conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the Notes or pay any cash amounts due upon conversion. For example, we expect to fund payments due on the Notes from corresponding payments due to us under the intercompany convertible note to be issued by Solaris LLC to us. Each of our Term Loan Agreement and Revolving Credit Facility will prohibit Solaris LLC from making payments to us under the intercompany convertible note except to provide for regularly scheduled interest payments, provided no events of default exists under the Term Loan Agreement or Revolving Credit Facility, as applicable, or would result therefrom, and except for certain other payments in equity interests. Accordingly, we may not have access to funds from Solaris LLC to repurchase the Notes for cash following a fundamental change or to pay any cash amounts due upon conversion of the Notes. We may seek to obtain a waiver under the Term Loan Agreement and Revolving Credit Facility to permit these payments, but we cannot assure you that we will able to obtain such a waiver. Our failure to repurchase the Notes or pay any cash amounts due upon conversion when required will constitute a default under the indenture that will govern the Notes. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the Notes.

The indenture that will govern the Notes will not restrict us from incurring additional indebtedness, and the incurrence of the convertible Notes and any additional indebtedness could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations.

As of December 31, 2024, we had approximately $325.0 million principal amount of consolidated indebtedness for borrowed money. We will incur $135.0 million (or, if the underwriters of the Concurrent Notes Offering fully exercise their option to purchase additional Notes, $155.0 million) principal amount of additional indebtedness as a result of the Concurrent Notes Offering. The indenture that will govern the Notes will not contain any meaningful restrictive covenants and will not prohibit us or our subsidiaries from incurring additional indebtedness in the future. Accordingly, we may incur a significant amount of additional indebtedness following the Concurrent Notes Offering, if it is completed. The incurrence of indebtedness could have significant negative consequences for our stockholders and our business, results of operations and financial condition by, among other things:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•	limiting our flexibility to plan for, or react to, changes in our business;

•	diluting the interests of our existing stockholders as a result of issuing shares of our Class A common stock upon conversion of the Notes; and

•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, and our cash needs may increase in the future. In addition, our Term Loan Agreement and Revolving Credit Facility contain, and any future indebtedness that we may incur may contain, financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full.

The accounting method for the Notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the Notes on our balance sheet, accruing interest expense for the Notes and reflecting the underlying shares of our Class A common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the Notes we are offering pursuant to the Concurrent Notes Offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the Notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the Notes. As a result of this amortization, the interest expense that we expect to recognize for the Notes for accounting purposes will be greater than the cash interest payments we will pay on the Notes, which will result in lower reported income.

In addition, we expect that the shares of Class A common stock underlying the Notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the Notes were converted solely into shares of our Class A common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the Notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the Notes as a current, rather than a long-term, liability. This reclassification could be required even if no investors of Notes in the Concurrent Notes Offering convert their Notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the Notes, and the description above is preliminary. Accordingly, we may account for the Notes in a manner that is significantly different than described above.

USE OF PROCEEDS

We will not receive any of the proceeds from the short sale of the shares of our Class A common stock by the Underwriters in this offering. No new shares of Class A common stock will be issued in this offering.

THE CONCURRENT NOTES OFFERING

Concurrently with this offering, we are offering 4.75% convertible senior notes due 2030, which we refer to as the Notes, in an aggregate principal amount of $135.0 million. We have granted the underwriters of the Notes in the Concurrent Notes Offering an option to purchase, which is exercisable within 30 days, after the date of the prospectus supplement for the Concurrent Notes Offering, to purchase up to an additional $20.0 million principal amount of Notes, solely to cover over-allotments.

We estimate that the net proceeds to us from the Concurrent Notes Offering, if it is consummated, will be approximately $129.0 million (or approximately $148.4 million if the underwriters of Notes in the Concurrent Notes Offering fully exercise their option to purchase additional Notes), after deducting the underwriters’ discounts and commissions and our estimated offering expenses. We expect to use the net proceeds of the Concurrent Notes Offering to purchase from Solaris LLC, our operating subsidiary, a subordinated note to be issued by Solaris LLC with substantially similar economic terms as the notes, and Solaris LLC expects to use such net proceeds to fund growth capital for additional power generation equipment, including new natural gas turbines and complementary “balance of plant” electrical equipment, to support customer activity. If the underwriters of Notes in the Concurrent Notes Offering exercise their option to purchase additional Notes, then we intend to transfer the additional net proceeds to Solaris LLC in exchange for an increase to the note it previously issued to us.

The Concurrent Notes Offering is being made pursuant to a separate prospectus supplement and accompanying base prospectus (and not pursuant to this prospectus supplement nor the accompanying base prospectus). The completion of this offering is contingent upon the completion of the Concurrent Notes Offering, and the completion of the Concurrent Notes Offering is contingent upon the completion of this offering. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, or the shares of Class A common stock, if any, issuable upon conversion of the Notes, that we are offering in the Concurrent Notes Offering.

The Notes will be our senior, unsecured obligations and will accrue interest at a rate of 4.75% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2025. The Notes will mature on May 1, 2030, unless earlier repurchased, redeemed or converted. Before February 1, 2030, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after February 1, 2030, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, at our election. The initial conversion rate is 37.8896 shares of Class A common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $26.39 per share of Class A common stock. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (which will be defined in the indenture that will govern the Notes to include certain business combination transactions involving us, the delisting of our Class A common stock and the calling of the Notes for redemption) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. In the case of a make-whole fundamental change resulting from the calling of any Notes for redemption, the increased conversion rate, if any, will apply only to the Notes called (or deemed to be called) for redemption.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after May 1, 2028 and on or before the 25th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our Class A common stock exceeds 130% of the conversion price for a specified period of time. However, we may not redeem less than all of the outstanding Notes unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time we send the related redemption notice.

If a “fundamental change” (which will be defined in the indenture that will govern the Notes to include certain change-of-control events and the delisting of our Class A common stock) occurs, then, subject to a limited exception, noteholders may require us to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of shares of common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code (as defined herein) or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus supplement. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in shares of common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of shares of common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•

whether the acquisition or holding of the shares of common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “—Prohibited Transaction Issues” below); and

•

whether the Plan will be considered to hold, as plan assets, (i) only shares of common stock or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code. The acquisition and/or holding of shares of common stock by an ERISA Plan with respect to which the issuer, the underwriter, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, shares of common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

(a)

the equity interests acquired by ERISA Plans are “publicly-offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

(b)

the entity is an “operating company” (as defined in the DOL regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

(c)

there is no significant investment by “benefit plan investors” (as defined in the DOL regulations)—i.e., immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, IRAs and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding shares of our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of shares of common stock. Purchasers of shares of common stock have the exclusive responsibility for ensuring that their acquisition and holding of shares of common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of shares of common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A common stock by a non-U.S. holder (as defined below) that holds our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the positions and conclusions described in the following summary, and there can be no assurance that the IRS or a court will agree with such statements, positions, and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties. This summary also does not address all U.S. federal income tax considerations that may be relevant to particular non-U.S. holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons that acquired our Class A common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•

persons that hold our Class A common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	certain former citizens or long-term residents of the United States.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF

OUR CLASS A COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of such partnership and certain determinations made at the partner level. Accordingly, we urge partners in entities or arrangements treated as partnerships for U.S. federal income tax purposes considering the purchase of our Class A common stock to consult with their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A common stock by such partnership.

Distributions

Distributions of cash or other property on our Class A common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Class A common stock and thereafter as capital gain from the sale or exchange of such Class A common stock. See “—Gain on Sale or Other Taxable Disposition of Class A Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Class A common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale or Other Taxable Disposition of Class A Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our Class A common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we were to become a USRPHC, as long as our Class A common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A common stock, more than 5% of our Class A common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our Class A common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our Class A common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult with their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Class A common stock, including regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Any distributions paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on “withholdable payments” (as defined in the Code), including dividends on our Class A common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our Class A common stock, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in our Class A common stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND TAX TREATIES.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the Underwriters for this offering, Morgan Stanley & Co. LLC and Santander US Capital Markets LLC, each acting severally on behalf of itself and/or its affiliates will facilitate the hedging transactions by the Convertible Arbitrage Investors subscribing for our Notes as described in this prospectus supplement.

The number of shares of Class A common stock subject to this offering will depend on what portion of Convertible Arbitrage Investors desire to hedge their investment in the Notes offered in the Concurrent Notes Offering and is expected to be no greater than commercially reasonable initial short positions of the Convertible Arbitrage Investors being established to facilitate their market risk hedging with respect to the Notes they acquire. We have been advised that the shares of Class A common stock sold by each Underwriter in this offering will be borrowed from non-affiliate third parties, and will be: (x) purchased by an Underwriter from certain Convertible Arbitrage Investors who have sold them short to such Underwriter in connection with the Concurrent Notes Offering and/or (y) sold short by the Underwriters to facilitate concurrent privately negotiated transactions between one of the Underwriters (or its affiliates) with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Class A common stock through a derivative, in an equivalent notional amount, in each case, with a view for the Underwriters to initially offer the shares of our Class A common stock to the public at a price of $19.55 per share of our Class A common stock and to subsequently offer the shares of our Class A common stock for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices at the time of sale, at prices related to prevailing market prices or at negotiated prices.

There can be no assurance that the Underwriters will sell any or all of the shares of our Class A common stock offered pursuant to this prospectus supplement, or the timing of any such sales.

We will pay to the Underwriters a fee of $0.3910 per share for the shares of Class A common stock sold by the Underwriters in this offering. We have also agreed to reimburse the Underwriters for certain of their expenses.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act.

The Underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters are serving as underwriters in the Concurrent Notes Offering. The Underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. Furthermore, concurrently with this offering, one of the Underwriters or its affiliates is expected to facilitate privately negotiated transactions with certain Convertible Arbitrage Investors seeking a short exposure to shares of our Class A common stock through a derivative, to facilitate such Convertible Arbitrage Investors’ hedging of their market price with respect to the Notes, which transactions are expected to be on customary market terms.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We, the Underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The Underwriters or agents may acquire long or short positions in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the Underwriters or agents. The Underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The Underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, also securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

See “Plan of Distribution” on page 9 of the accompanying base prospectus for more information

SELLING RESTRICTIONS

EEA Restriction

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus (the “Shares”) may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are qualified investors as defined under the Prospectus Directive;

(b) by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to United Kingdom Investors

This prospectus is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, or the Financial Instruments and Exchange Law, and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Canadian Residents

Resale Restrictions

The distribution of our Class A common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of our Class A common stock in Canada must be made under applicable Canadian securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales outside of Canada. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing our Class A common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable Canadian securities laws to purchase our Class A common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 Underwriting Conflicts from having to provide certain underwriter conflicts of interest disclosure in connection with this offering.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of our Class A common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in our Class A common stock in their particular circumstances and about the eligibility of our Class A common stock for investment by the purchaser under relevant Canadian legislation.

Language of Documents

Each Canadian purchaser hereby confirms its express wish that all documents evidencing or relating in any way to the sale of securities described herein and all other contracts and related documents be drafted in the English language. Chaque investisseur Canadian confirme sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes ainsi que tous les autres contrats et documents s’y rattachant soient rédigées en langue anglaise.

Australia

This prospectus supplement:

(a)	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

(b)

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

(c)

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of common stock may be issued, and no draft or definitive prospectus, advertisement or other offering material relating to any shares of common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of common stock, you represent and warrant to us that you are an Exempt Investor. As any offer of shares of common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of common stock, offer, transfer, assign or otherwise alienate those shares of common stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Dubai International Financial Centre (DIFC)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor. In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the “Qualified Investors”. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our shares of common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered shares of common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of our Class A common stock offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Solaris Energy Infrastructure, Inc. as of December 31, 2024 and 2023 and for each of the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting contains an explanatory paragraph relating to the exclusion of Mobile Energy Rentals, LLC from the scope of management’s assessment of the effectiveness of internal control over financial reporting and our audit of internal control over financial reporting as of December 31, 2024.

The financial statements of Mobile Energy Rentals, LLC as of December 31, 2023 and 2022, and for the year ended December 31, 2023 and the period from February 23, 2022 (inception) to December 31, 2022, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding Mobile Energy Rentals, LLC’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our Class A common stock offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the Class A common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith and the accompanying base prospectus. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document are summaries of the material terms of this contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus supplement constitutes a part, can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.solaris-energy.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. We make our website content available for information purposes only. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement and investors should not rely on such information in making a decision to purchase our Class A common stock.

We furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus supplement the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•

our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 5, 2025 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 4, 2025);

•	our Current Reports on Form 8-K/A filed on November 18, 2024 and our Current Reports on Form 8-K as filed with the SEC on April 3, 2025 and April 30, 2025; and

•

the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed on May 10, 2017, including any amendments or reports filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Solaris Energy Infrastructure, Inc.

Attention: Investor Relations

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(281) 501-3070

Filed Pursuant to Rule 424(b)(4)

Registration No. 333-283308

PROSPECTUS

Solaris Energy Infrastructure, Inc.

$500,000,000

Class A Common Stock

Preferred Stock

From time to time we may offer and sell the following securities:

•	Shares of Class A common stock, par value $0.01 per share (“Class A common stock”); and

•	Shares of preferred stock, par value $0.01 per share (“preferred stock”).

The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $500,000,000.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “SEI.”

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2024.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference herein. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Solaris Energy Infrastructure, Inc. and the securities we may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” carefully before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless context otherwise requires, references in this prospectus to the “Company,” “we,” “our,” “us” or like terms refer to Solaris Energy Infrastructure, Inc. and its subsidiaries and predecessors.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

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our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 27, 2024 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 4, 2024);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on April 26, 2024, August 9, 2024 and November 7, 2024, respectively;

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our Current Reports on Form 8-K filed on May 20, 2024, July  10, 2024, August  5, 2024, September  3, 2024, September  17, 2024 and October  8, 2024, and our Current Report on Form 8-K/A filed on November 18, 2024; and

•

the description of our Class  A common stock contained in our Registration Statement on Form 8-A filed on May 10, 2017, including any amendments or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

We make available free of charge on or through our website, solaris-energy.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Solaris Energy Infrastructure, Inc.

Attention: Investor Relations

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(281) 501-3070

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties and assumptions. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “could,” “may,” “continue,” “predict,” “potential” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, management changes, current and potential future long-term contracts, the costs of being a publicly traded corporation, our capital programs and our future business and financial performance. In addition, our forward-looking statements address the various risks and uncertainties associated with extraordinary market environments and the expected impact on our businesses, results of operations and earnings.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•	our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits of our acquisition of Mobile Energy Rentals, LLC;

•

the level of domestic spending and access to capital markets which we serve, namely (i) power generation and (ii) the oil and natural gas industry and uncertainty regarding the future actions of oil producers, including the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia and the actions taken to set, maintain or cut production levels;

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developments and uncertainty in the global economy and the resulting impacts to the demand and supply for power generation or crude oil and natural gas or volatility of the prices for such projects, and therefore the demand for the services we provide and the commercial opportunities available to us;

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geopolitical risks, including the war between Russia and Ukraine, the Israel and Hamas conflict and continued hostilities in the Middle East which could each affect the stability and continued recovery of oil and gas markets;

•	uncertainty regarding the methods by which the growing demand for power generation will be met in both the short and long term;

•	consolidation amongst current or potential customers that could affect demand for our products and services;

•

inflationary risks, increased interest rates, central bank policy, bank failures and associated liquidity risks and supply chain constraints, including changes in market price and availability of materials and labor;

•	significant changes in the transportation industries or fluctuations in transportation costs or the availability or reliability of transportation that service our business;

•	large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

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epidemics or pandemics, including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to pandemics and their impact on commodity prices, supply and demand considerations and storage capacity;

•	technological advancements in well completion technologies and our ability to expand our product and service offerings;

•	competitive conditions in our industry;

•	inability to fully protect our intellectual property rights;

•	actions taken by our customers, competitors and third-party operators;

•	changes in the availability and cost of capital;

•	our ability to successfully implement our business strategy;

•	increases in tax rates or the enactment of taxes that specifically impact exploration and production related operations resulting in an increase in the amount of taxes owed by us;

•	the effects of existing and future laws, rulings, governmental regulations and accounting standards and statements (or the interpretation thereof) on us and our customers;

•	cyber-attacks targeting systems and infrastructure used by the oil and natural gas industry;

•	the effects of future litigation;

•	credit markets;

•	business acquisitions, including the acquisition of Mobile Energy Rentals, LLC;

•	natural or man-made disasters and other external events that may disrupt our manufacturing operations;

•	uncertainty regarding our future operating results;

•	plans, objectives, expectations and intentions that are not historical; and

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other risks and uncertainties, including those described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and under Part II, Item 1A. “Risk Factors” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 this prospectus and in our other filings with the SEC, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

v

ABOUT SOLARIS ENERGY INFRASTRUCTURE, INC.

Solaris Energy Infrastructure, Inc. and its consolidated subsidiaries provide mobile and scalable equipment-based solutions for use in distributed power generation as well as the management of raw materials used in the completion of oil and natural gas wells. Headquartered in Houston, Texas, Solaris serves multiple U.S. end markets, including energy, data centers, and other commercial and industrial sectors. Solaris delivers these offerings through its Solaris Logistics Solutions and Solaris Power Solutions business segments.

Our principal executive offices are located at 9651 Katy Freeway, Suite 300, Houston, Texas 77024, and our telephone number is (281) 501-3070. Our website address is solaris-energy.com. The information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time, funding acquisitions, capital expenditures and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF CAPITAL STOCK

Under our amended and restated certificate of incorporation, as amended, our authorized capital stock consists of 600,000,000 shares of Class A common stock, $0.01 par value per share 180,000,000 shares of Class B common stock, $0.00 par value per share (“Class B common stock”), and 50,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, there were 30,455,600 shares of our Class A common stock outstanding, 30,136,749 shares of our Class B common stock outstanding and no shares of our preferred stock outstanding.

The following description of capital stock is based upon our amended and restated certificate of incorporation, our amended and restated bylaws, as amended, and applicable provisions of law. We have summarized certain portions of our amended and restated certificate of incorporation and amended and restated bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Class A Common Stock

Voting Rights. Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of shares of Class A common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of shares of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

Generally. Each member of Solaris Energy Infrastructure, LLC (“Solaris LLC”) has received one share of Class B common stock for each unit of Solaris LLC (the “Solaris LLC Unit”) that it holds. Accordingly, each member of Solaris LLC has a number of votes in the Company equal to the aggregate number of Solaris LLC Units that it holds.

Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be adopted by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock, and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon the Company’s liquidation or winding up.

Redemption Right. Each Member of Solaris LLC has received one share of Class B common stock for Solaris LLC Unit that it holds. Accordingly, each member of Solaris LLC has a number of votes in the Company equal to the aggregate number of Solaris LLC Units that it holds. Pursuant to the second amended and restated limited liability company agreement of Solaris LLC, as amended from time to time (the “Solaris LLC Agreement”), each holder of Solaris LLC Units has the right to redeem his or her Solaris LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock (or cash at the Company’s election, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications).

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation,

Our Amended and Restated Bylaws and Delaware Law

Certain provisions of Delaware law and certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws described below could make it more difficult for a third party to acquire the Company by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Our amended and restated certificate of incorporation provides that we are not governed by Section 203 of the Delaware General Corporation Law (“DGCL”), which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations. Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the New York Stock Exchange, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•

provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock entitled to vote thereon, voting together as a single class;

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provide that special meetings of our stockholders may only be called by our board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

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provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

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provide that the affirmative vote of the holders of at least 75% of the voting power of all then outstanding common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office and such removal may only be for cause; and

•	provide that our amended and restated bylaws can be amended by the board of directors.

Corporate Opportunity

Under our amended and restated certificate of incorporation, to the extent permitted by law:

•

Yorktown Partners LLC and our directors who are not also our officers (collectively, the “Designated Parties”) have the right to, and have no duty to abstain from, exercising such right to, conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

•	if the Designated Parties acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us; and

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

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any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

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any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents.

The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreement with any future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.

Listing

Our Class A common stock is listed on the NYSE under the symbol “SEI.”

PLAN OF DISTRIBUTION

We may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise, through agents, on one or more exchanges, directly to one or more purchasers, including existing stockholders, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, and other items constituting compensation to underwriters, dealers, or agents.

We will fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Solaris Oilfield Infrastructure, Inc. (n/k/a Solaris Energy Infrastructure, Inc.) as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and the independent registered public accounting firm’s report on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Mobile Energy Rentals, LLC as of December 31, 2023 and December 31, 2022, and for the year ended December 31, 2023 and the period from February 23, 2022 (inception) to December 31, 2022 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding Mobile Energy Rentals, LLC’s ability to continue as a going concern.

1,193,521 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

May 1, 2025

Morgan Stanley

Santander